JOINT FILING INFORMATION

Reporting Person:	SOROS FUND MANAGEMENT LLC

Address:	888 SEVENTH AVENUE 33RD FLOOR NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	EXAR CORPORATION (EXAR)

Date of Event Requiring Statement:	3/10/11

Signature:	/s/ Jay Schoenfarber, as Assistant General Counsel

Jay Schoenfarber, as Assistant General Counsel

Reporting Person:	GEORGE SOROS

Address:	888 SEVENTH AVENUE 33RD FLOOR NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	EXAR CORPORATION (EXAR)

Date of Event Requiring Statement:	3/10/11

Signature:	/s/ Jay Schoenfarber, as Attorney-in-Fact

Jay Schoenfarber, as Attorney-in-Fact

Reporting Person:	ROBERT SOROS

Address:	888 SEVENTH AVENUE 33RD FLOOR NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	EXAR CORPORATION (EXAR)

Date of Event Requiring Statement:	3/10/11

Signature:	/s/ Jay Schoenfarber, as Attorney-in-Fact

Jay Schoenfarber, as Attorney-in-Fact

Reporting Person:	JONATHAN SOROS

Address:	888 SEVENTH AVENUE 33RD FLOOR NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	EXAR CORPORATION (EXAR)

Date of Event Requiring Statement:	3/10/11

Signature:	/s/ Jay Schoenfarber, as Attorney-in-Fact

Jay Schoenfarber, as Attorney-in-Fact